Exhibit 21.1
SUBSIDIARIES OF FORTRESS NET LEASE REIT

Subsidiary	Jurisdiction of Formation
FNLR Chips on the Table LLC	Delaware
FNLR Fuji LLC	Delaware
FNLR Rex Banner LLC	Delaware
FNLR Ursa Minor LLC	Delaware
FNLR PFG Holdings LLC	Delaware
FNLR OP LP	Delaware
FNLR GP LLC	Delaware
FNLR Holdings LLC	Delaware
SP Hern Ave St. Louis MO, LLC	Delaware
FNLR MS LLC	Delaware
FNLR Compounds Matter LLC	Delaware
FNLR Under Pressure LLC	Delaware
FNLR Non-Friction LLC	Delaware
FNLR CIBM LLC	Delaware
FNLR 1SEA LLC	Delaware
FNLR IBKY LLC	Delaware
FNLR 1BAL LLC	Delaware
FNLR 1NWB LLC	Delaware
FNLR FFSC LLC	Delaware
FNLR Good Vibrations LLC	Delaware
GV Sprockets Sub LLC	Delaware
FNLR Steel Rolling LLC	Delaware
FNLR Ursa Minor LLC	Delaware

FNLR MSCU LLC	Delaware
FNLR Debugged LLC	Delaware
FNLR Harvester LLC	Delaware
FNLR INCU LLC	Delaware
FNLR OFCU LLC	Delaware
FNLR Need for Seed LLC	Delaware
FNLR Pipe Dream LLC	Delaware
FNLR JLCU LLC	Delaware
FNLR BGSB LLC	Delaware
FNLR NSBC LLC	Delaware
FNLR MVBB LLC	Delaware
FNLR 1SUM LLC	Delaware
FNLR Compounds Matter Too LLC	Delaware
FNLR HSCU LLC	Delaware
FNLR API LLC	Delaware
FNLR Dirigible LLC	Delaware
FNLR BFNB LLC	Delaware

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